UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): April 9, 2009
NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477

(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File No.)	Identification No.)

1755 Wittington Place, Suite 340
Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 972-407-8400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) On April 9, 2009, Douglas R. Wight, age 53, ceased to be the President of New Concept Energy, Inc. (the “Company” or the “Issuer” or “GBR”). Mr. Wight had served as President of the Company from November 18, 2008 to April 9, 2009. Mr. Wight had no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
     (c) Effective April 9, 2009, the Board of Directors of the Company appointed Gene S. Bertcher, age 60, President of the Company. Mr. Bertcher is also Chairman of the Board, Principal Executive Officer and Chief Financial Officer of the Company. Previously, from November 1, 2004 to November 18, 2004, he was President and Chief Financial Officer of the Company; from January 3, 2003 until November 1, 2004 he was also Chief Executive Officer. Mr. Bertcher was Executive Vice President, Chief Financial Officer and Treasurer of the Company from November 1989 until November 1, 2004. Mr. Bertcher is also (since February 25, 2008) Executive Vice President and Chief Accounting Officer (since May 20, 2008) of American Realty Investors, Inc. (“ARL”), Transcontinental Realty Investors, Inc. (“TCI”) and Income Opportunity Realty Investors, Inc. (“IOT”). He has been a certified public accountant since 1973. Mr. Bertcher has been a Director since June 1999 (and was from November 1989 to September 1996) of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: April 13, 2009	NEW CONCEPT ENERGY, INC.
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, Chairman of the Board,
President, Principal Executive Officer and Chief Financial Officer